EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.

ANNOUNCES FOURTH QUARTER AND FULL YEAR 2012 RESULTS

The Woodlands, Texas (February 28, 2013) – TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced fourth quarter 2012 net income (loss) from continuing operations attributable to TETRA stockholders of $(0.05) per fully diluted share compared to $(0.33) per fully diluted share reported in the fourth quarter of 2011. Such results for the fourth quarter of 2012 include $(6.2) million of net pretax special charges and a pretax loss by the Maritech segment of $(22.9) million that aggregate to approximately $(0.26) per share after tax, compared to pretax special charges of $(1.2) million and a pretax loss by the Maritech segment of $(44.7) million that aggregated to approximately $(0.39) per share after tax in the fourth quarter of 2011.

Highlights of the 2012 fourth quarter and current outlook include:

•         adjusted fourth quarter 2012 earnings per fully diluted share attributable to TETRA stockholders of $0.21 (excluding Maritech’s loss and special charges totaling $(0.26) per share) exceeded the estimated range provided on February 1, 2013;

•         significantly improved the Company’s balance sheet by generating $87.1 million of cash during the fourth quarter of 2012 from the sale of certain assets and accounts receivable improvements; and

•         reconfirming first quarter 2013 earnings expectations of $0.09 to $0.12 per fully diluted share excluding Maritech.

Consolidated revenues for the quarter ended December 31, 2012 were $231.1 million, an increase of 24% over the $186.2 million reported in the fourth quarter of 2011. Total gross profit was $32.5 million in the fourth quarter of 2012 versus a loss of $(7.3) million in the fourth quarter of 2011. Net income (loss) attributable to TETRA stockholders was $(4.0) million in 2012’s fourth quarter versus $(25.1) million in 2011’s fourth quarter. The foregoing results include the impact of the Maritech segment. As discussed below, management believes that it is helpful to an understanding of the Company’s business going forward to present financial results excluding the impact of Maritech. Such results, as well as adjusted fourth quarter earnings, are reconciled to the nearest GAAP financial measures at the end of this press release.

Consolidated results per share from continuing operations attributable to TETRA stockholders for the fourth quarter of 2012 were a loss of $(0.05) with 77.5 million weighted average common shares outstanding versus a loss of $(0.33) with 76.9 million weighted average common shares outstanding in the fourth quarter of 2011. As of December 31, 2012, total debt, including the current portion of long-term debt, was $366.7 million and cash was $74.0 million.

Divisional pretax earnings (loss) from continuing operations in the fourth quarter of 2012 versus the fourth quarter of 2011 were: Fluids Division – $16.9 million in 4Q 2012 and $8.2 million in 4Q 2011; Production Testing – $11.9 million in 4Q 2012 and $11.3 million in 4Q 2011; Compressco – $6.1 million in 4Q 2012 and $4.1 million in 4Q 2011; Offshore Services – a loss of $(1.1) million in 4Q 2012 and a loss of $(4.2) million in 4Q 2011; and, Maritech – a loss of $(22.9) million in 4Q 2012 and a loss of $(44.7) million in 4Q 2011.

Financial data comparing the fourth quarter and full year 2012 to prior quarterly and annual periods is available in the financial tables set forth below.

Stuart M. Brightman, TETRA’s President and Chief Executive Officer, stated, “Our adjusted fourth quarter 2012 earnings of $0.21 per share are slightly above the range noted in our estimated fourth quarter earnings as announced on February 1.

“Our Fluids Division’s profitability increased significantly in the fourth quarter of 2012, both sequentially and compared to the fourth quarter of 2011, primarily due to a continued increase in completions activity offshore in the Gulf of Mexico and continued growth in our water management business onshore in the U.S. In addition, our international completion fluids business was a positive contributor to the sequential earnings growth for the Division.

“For the Production Testing segment, fourth quarter 2012 earnings were slightly improved on a sequential basis, despite the negative impact from continued weakness in the North American gas drilling market that particularly affected our Canadian operations. As we look forward, we expect to see this market environment improve during the second half of 2013. In addition, we expect to benefit from ongoing opportunities for our international operations.

“Our Compressco segment’s profitability increased during the fourth quarter of 2012 compared to the prior year’s fourth quarter, driven primarily by international growth, particularly in Mexico.

“Results for our Offshore Services segment benefited from better than anticipated utilization of our major assets during the first part of the fourth quarter, which also helped to offset challenging weather conditions in the Gulf of Mexico during December. Fourth quarter results for this segment also reflect the benefit of cost reductions initiated during the second half of 2012. We observed improvement in the speed of issuance of federal permits for the decommissioning of platforms during the fourth quarter of 2012, and we have also seen increased bid activity during the current quarter. Based on these observations and expected gains from previously initiated and ongoing cost efforts, we expect more robust results for this segment in 2013. Included in the quarterly results for the Offshore Services segment are special charges of $7.2 million for the impairment of certain assets, primarily a heavy lift barge, net of a gain on the sale of a non-core business.

“During the fourth quarter, we continued to aggressively work to reduce the Maritech segment’s abandonment and decommissioning liabilities, spending $28.3 million on such activities. As previously discussed, we have attempted to accelerate these activities, with the objective of completing the remaining work by the end of the third quarter. Primarily due to weather conditions in December that disrupted work in progress, implementation of the accelerated timeline for completing the remaining work, and several problem wells, we increased Maritech’s remaining abandonment and decommissioning liabilities by $21.6 million at year-end 2012.

“Our cash flows during the fourth quarter were significantly improved due to the sale of certain assets and accounts receivable improvements. As a result of these actions, we closed the year with net debt of $295.6, excluding restricted cash and $13.0 million of cash and $10.1 million of long-term debt attributable to Compressco Partners (net debt is a non-GAAP financial measure that is reconciled to the nearest GAAP financial measure below). Our strong year-end balance sheet and our expectation of additional working capital improvements in 2013 give us confidence in our ability to execute our growth strategies,” concluded Brightman.

As a result of Maritech’s sale of essentially all of its oil and gas properties during 2011 and 2012, the Company believes it will be helpful to provide adjusted financial results that exclude the impact of Maritech. These results are intended to show TETRA’s historical results of operations on a basis that is consistent with expected operations going forward. Set forth below in this press release under “Reconciliation of Non-GAAP Financial Measures” is a presentation of TETRA’s consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, and consolidated income before taxes and discontinued operations excluding Maritech and oil and gas derivative ineffectiveness, all of which are non-GAAP financial measures that are reconciled to the nearest GAAP measures.

TETRA will host a conference call to discuss fourth quarter 2012 results today, February 28, 2013, at 10:30 am ET. Stuart M. Brightman, TETRA’s President and Chief Executive Officer, and Elijio V. Serrano, TETRA’s Chief Financial Officer, will host the call. The phone number for the call is 800/860-2442. The conference will also be available by live audio webcast and may be accessed through TETRA’s website at www.tetratec.com.

TETRA is a geographically diversified oil and gas services company focused on completion fluids and associated products and services, water management, after-frac flow back, production well testing, rig cooling, compression-based production enhancement, and selected offshore services including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2013, anticipated benefits from the Company’s acquisitions of assets and businesses, projections concerning the Company’s business activities in the Gulf of Mexico, including potential future benefits from increased regulatory oversight of well abandonment and decommissioning activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Financial Data (unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In Thousands)
Revenues	$231,140	$186,182	$880,831	$845,275
Gross profit	32,483	(7,335)	168,869	90,510

General and administrative expense	36,571	28,999	133,138	113,273
Interest expense, net	4,587	4,078	17,080	16,439
(Gain) loss on sale of assets	(1,781)	1,110	(4,916)	(58,674)
Other (income) expense	(1,809)	(1,412)	(4,616)	13,239
Income before taxes and discontinued operations	(5,085)	(40,110)	28,183	6,233
Provision (benefit) for income taxes	(1,912)	(15,621)	9,429	751
Income (loss) before discontinued operations	(3,173)	(24,489)	18,754	5,482
Income (loss) from discontinued operations, net of taxes	–	(1)	3	(64)
Net income (loss)	(3,173)	(24,490)	18,757	5,418
Net (income) attributable to noncontrolling interest	(835)	(609)	(2,797)	(1,271)
Net income (loss) attributable to TETRA stockholders	$(4,008)	$(25,099)	$15,960	$4,147

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In Thousands, Except Per Share Amounts)
Basic per share information:
Income before discontinued operations
attributable to TETRA stockholders	$(0.05)	$(0.33)	$0.21	$0.05
Income (loss) from discontinued operations
attributable to TETRA stockholders	–	–	–	–
Net income attributable to TETRA stockholders	$(0.05)	$(0.33)	$0.21	$0.05
Weighted average shares outstanding	77,491	76,911	77,293	76,616

Diluted per share information:
Income before discontinued operations
attributable to TETRA stockholders	$(0.05)	$(0.33)	$0.20	$0.05
Income (loss) from discontinued operations
attributable to TETRA stockholders	–	–	–	–
Net income attributable to TETRA stockholders	$(0.05)	$(0.33)	$0.20	$0.05
Weighted average shares outstanding	77,491	76,911	77,963	77,991

Depreciation, depletion and amortization (A)	$27,321	$20,022	$84,107	$110,577

(A) DD&A information for 2011and 2012 includes asset impairments.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In Thousands)
Revenues by segment:
Fluids Division	$90,147	$72,948	$334,548	$304,536
Production Enhancement Division
Production Testing	63,339	37,747	207,984	139,756
Compressco	32,595	26,558	109,466	95,768
Intersegment eliminations	(1,730)	–	(2,354)	–
Production Enhancement Division total	94,204	64,305	315,096	235,524
Offshore Division
Offshore Services	61,370	59,795	265,943	287,300
Maritech	1,059	3,391	6,158	82,740
Intersegment eliminations	(15,720)	(14,380)	(41,199)	(65,036)
Offshore Division total	46,709	48,806	230,902	305,004
Corporate overhead	84	126	417	292
Eliminations and other	(4)	(3)	(132)	(81)
Total revenues	$231,140	$186,182	$880,831	$845,275

Gross profit by segment:
Fluids Division	$24,585	$13,772	$79,454	$57,470
Production Enhancement Division
Production Testing	16,993	12,939	58,009	46,889
Compressco	11,551	8,703	40,479	31,035
Intersegment eliminations	–	–	–
Production Enhancement Division total	28,544	21,642	98,488	77,924
Offshore Division
Offshore Services	1,761	(45)	33,272	33,394
Maritech	(21,713)	(42,079)	(39,397)	(75,762)
Intersegment eliminations	–	–	–	110
Offshore Division total	(19,952)	(42,124)	(6,125)	(42,258)
Eliminations and other	(694)	(625)	(2,948)	(2,626)
Total gross profit	$32,483	$(7,335)	$168,869	$90,510

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In Thousands)
Income before taxes and discontinued operations
by segment:
Fluids Division	$16,946	$8,155	$50,830	$32,076
Production Enhancement Division
Production Testing	11,886	11,295	39,847	35,969
Compressco	6,087	4,110	20,598	15,799
Intersegment eliminations	–	–	–	–
Production Enhancement Division total	17,973	15,405	60,445	51,768
Offshore Division
Offshore Services	(1,133)	(4,212)	21,706	18,455
Maritech	(22,852)	(44,673)	(42,790)	(26,275)
Intersegment eliminations	–	55	–	1,802
Offshore Division total	(23,985)	(48,830)	(21,084)	(6,018)
Corporate overhead	(16,019)	(14,840)	(62,008)	(71,593)
Total income before taxes and
discontinued operations	$(5,085)	$(40,110)	$28,183	$6,233

	December 31, 2012	December 31, 2011
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$74,048	$204,412
Accounts receivable, net	176,352	141,537
Inventories	103,041	99,985
Other current assets	81,668	82,567
PP&E, net	552,714	529,301
Other assets	273,995	145,508
Total assets	$1,261,818	$1,203,310

Current portion of decommissioning liabilities	$80,667	$105,008
Other current liabilities	176,148	127,357
Long-term debt, net of current portion	331,268	305,000
Decommissioning liabilities, net of current portion	14,254	34,827
Other long-term liabilities	66,173	62,030
Equity	593,308	569,088
Total liabilities and equity	$1,261,818	$1,203,310

Reconciliation of Non-GAAP Financial Measures

This press release refers to net debt and results excluding Maritech and special charges, both of which are financial measures not derived in accordance with generally accepted accounting principles, or “GAAP.”

Results Excluding Maritech

As a supplement to financial results prepared in accordance with GAAP, the Company has provided the following tables, which contain results excluding the impact of Maritech. The tables also include reconciliations of revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech and oil and gas derivative ineffectiveness, and diluted per share information excluding Maritech and oil and gas derivative ineffectiveness to the appropriate GAAP financial measures. The Company’s management views revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech and oil and gas derivative ineffectiveness, and diluted per share information excluding Maritech and oil and gas derivative ineffectiveness as appropriate measures to evaluate its results of operations following the sales of Maritech oil and gas producing properties that occurred during 2011 and 2012. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies and should not be used as a substitute for revenues, gross profit, income before taxes, earnings per share or other measures of financial performance presented in accordance with GAAP. Reconciliations of revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech and oil and gas derivative ineffectiveness, and diluted per share information excluding Maritech and oil and gas derivative ineffectiveness for the three and twelve month periods ended December 31, 2012 and December 31, 2011 are provided below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In Thousands, Except Per Share Amounts)

Consolidated revenues	$231,140	$186,182	$880,831	$845,275
Less: Maritech revenues	(1,059)	(3,391)	(6,158)	(82,740)
Consolidated revenues excluding Maritech	$230,081	$182,791	$874,673	$762,535

Consolidated gross profit (loss)	$32,483	$(7,335)	$168,869	$90,510
Less: Maritech gross (profit) loss	21,713	42,079	39,397	75,762
Consolidated gross profit excluding Maritech	$54,196	$34,744	$208,266	$166,272

Consolidated income (loss) before taxes and
discontinued operations	$(5,085)	$(40,110)	$28,183	$6,233
Less: Maritech (income) loss before taxes	22,852	44,673	42,790	26,275
Less: Derivative ineffectiveness	–	–	–	13,947
Consolidated income (loss) before taxes and
discontinued operations excluding Maritech and
derivative ineffectiveness	$17,767	$4,563	$70,973	$46,455

Diluted per share information:
Net income attributable to TETRA stockholders	$(0.05)	$(0.33)	$0.20	$0.05
(Income) loss for Maritech	0.20	0.38	0.36	0.22
(Income) loss for derivative ineffectiveness				0.12
Net income (loss) attributable to TETRA stockholders
excluding Maritech and derivative ineffectiveness	$0.15	$0.05	$0.56	$0.39

Results Excluding Maritech and Special Charges

The Company has provided the following table, which provides results for the fourth quarter of 2012 excluding the impact of Maritech and special charges. The Company’s management views results excluding Maritech and special charges as an appropriate measure by which to evaluate results of ongoing core business operations. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies and should not be used as a substitute for financial performance presented in accordance with GAAP.

	Three Months Ended December 31, 2012
		Diluted Net Income
		(Loss) Per Share
	Income (Loss)	Attributable to
	Before Tax	TETRA Stockholders
	(In millions, except per share amounts)
Fourth quarter 2012 results	$(5.1)	$(0.05)
Maritech loss and net special charges	29.1	0.26
Fourth quarter 2012 results
excluding Maritech and net special charges	$24.0	$0.21

Net Debt

The following reconciliation of net debt is also presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of Compressco Partners, L.P. Management views net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities. A reconciliation of long-term debt to net debt as of December 31, 2012 and December 30, 2011 is provided below.

	December 31, 2012	December 31, 2011
	(In Thousands)
Long-term debt, including current portion, less
Compressco Partners’ debt	$356,659	$305,035
Less: cash, excluding Compressco
Partners' cash	(61,082)	(186,936)
Net debt	$295,577	$118,099

These reconciliations are not a substitute for financial information prepared in accordance with GAAP and should be considered within the context of the complete financial results for the given period.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman, 281/367-1983

Fax: 281/364-4346

www.tetratec.com